EMPLOYMENT AGREEMENT

     This agreement is made as of March 1, 1997, and has been entered into between ABC Dispensing Technologies, Inc., a Florida corporation with its principal offices at 405 Kennedy Road (the "Employer" or "Company"), and Charles
M. Stimac, Jr. (the "Employee").

     WHEREAS, the Company desires to employ the Employee on the terms and conditions set forth herein; and

     WHEREAS, the Employee desires to be employed by the Company on the terms and conditions set forth herein;

     NOW THEREFORE, the Company and the Employee agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts continued employment, upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions of termination as herein provided, the Term of this Agreement shall begin on March 1, 1997, and shall terminate on February 28, 2000 (being three (3) years after the commencement date); provided, however, that commencing on the date which is one year prior to the date of termination, and on each anniversary of such date (such date and the date of each anniversary thereof being a "Renewal Date"), the term shall be automatically extended so to terminate two (2) years from such Renewal Date, unless at least sixty (60) days prior to such Renewal Date either party hereto gives notice to the other that the term shall not be so extended.

     3. POSITION AND DUTIES. During the term of this Agreement, the Employee shall serve as President and Chief Executive Officer of the Company with at least such statutory duties and responsibilities as exist as of the date hereof and as may be provided in the By-Laws of the Company. The place of employment shall be at the principal executive offices of the Company in Akron, Ohio. The Employee agrees to devote all of business time, skill, attention and best efforts during normal business hours to the business of the Company to the extent necessary to discharge the responsibilities assigned during the term of employment hereunder, except for service on other corporation, civic or charitable boards or committees not significantly interfering with the Employee's duties hereunder and usual, ordinary and customary periods of vacation.

     4. COMPENSATION.

        (a) Base Salary. For all services rendered by Employee under this Agreement, the Company shall pay a salary of $150,000 per year ("Base Salary"), which Base Salary will be increased annually to reflect the percentage increase in the consumer Price Index for Ohio (the "CPI") for the most recently completed year. Upon issuance of the CPI for the Ohio region, Employee's Basse Salary will be increase retroactively to January of the year following the year for which the CPI is issued. The Base Salary will be paid in installments in conformity with the regular payroll practices of the Company. The Base Salary shall also be reviewed annually by the Compensation Committee of the Board of Directors of the Company and may be increased on the basis of individual and corporate performance, by criteria and standards determined by the Compensation Committee. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company, hereunder, and once established at an increased specified rate, Employee's Base Salary hereunder shall not thereafter be reduced.

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        (b) Incentive Compensation; Bonuses. In addition to the Base Salary, the
Employee shall be entitled to an annual bonus equal to four (4%) percent of annual pretax income as calculated by the company's auditors, and shall be entitled (i) participate in such incentive plans (including the right to defer such bonus) made available by the Company to its executives and key employees and (ii) to receive such additional bonus or discretionary compensation payments as the Board of Directors of the Company or the Compensation Committee may determine from time to time, which incentive plan participation and additional bonus or discretionary compensation payments shall be reviewed annually by the Compensation Committee of the Board of Directors and shall be awarded, on the basis of corporate performance, by criteria and standards established by the Board of Directors or the Compensation Committee of the Board in their sole discretion.

        (c) Expenses. During the term of employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with the policies and procedures of the Company, as may be in force from time to time.

        (d) Benefits. During the term of employment hereunder, the Employee shall be entitle to receive a package of benefits that includes all of the programs, plans and perquisites currently provided to you by the Company, as long as such programs, plans and perquisites are continued by the company.

        (e) Special Award. A special award of Stock Options or Warrants to acquire 100,00 shares of common stock of the Company at an exercise price of $1.25 per share shall be granted to the Employee as of the effective date of the Agreement. The term of the Stock Option or Warrant shall be 10 years, and the shares shall be fully vested as of January 31, 1998.

     5. TERMINATION.

        (a) Termination for Disability. In the event that Employee shall have been prevented form substantially rendering the services required under this Agreement by reason of his disability (as confirmed by medical authority satisfactory to the Company and Social Security guidelines) for a period of six
(6) consecutive months (or 180 days), the Company shall have the Right to terminate this Agreement upon thirty (30) days written notice, provided such disability continues during said notice period.

        (b) Termination for Employee's Breach. The Company shall have the right to terminate this Agreement and the employment hereunder if Employee violates his responsibilities under paragraph 3 of this Agreement and such violation continues after the Employee's having received notice of such violation and thirty (30) days to cure such violation(s) to the satisfaction of the Company's Board of Directors. The Company may immediately terminate this Agreement upon (i) determination by the Company's Board of Directors that Employee has willfully defaulted on a material obligation of the Agreement, (ii) determination by the Company's Board of Directors that there has been a defalcation of the Company's funds by Employee, (iii) conviction of Employee on a felony charge or conviction of a misdemeanor which impairs the Employee's ability to substantially perform his duties with the Company, or (iv) determination by the Company's Board of Directors that the Employee has had unauthorized discussions of the Company's business activities, or improperly disclosed trade secrets or confidential information concerning the Company's business activities or proposed business activities. At such time as the Company's Board of Directors addresses such charges, the Employee may submit a written statement regarding such claims and present a defense against such claims.

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        (c) Termination for Employer's Breach. Employee shall have the right to terminate this Agreement if the Company materially breaches any of the provisions hereof and such breach is not cured within thirty (30) days after the Company has received written notice from the Employee. In such event, or in the event of a wrongful termination of the Employee, all moneys due to the Employee through the term of the Agreement shall be paid by the Company in a lump sum amount within thirty(30) days of Employee's termination with bonuses to be paid when earned through the remainder of the term of this Agreement. Employee shall have no obligation to mitigate any losses or damages incurred as a result of such termination.

        (d) Termination by Death. If employment terminates by reason of the Employee's death, the Company will pay the Employee's estate a lump sum payment equivalent to six (6) months salary; other benefits will be determined in accordance with the Company's survivor's benefits, insurance and other applicable programs and plans, then in effect.

        (e) Change of Control. In the event of a change of control, all Options and Grants of Common Stock shall be fully vested. A change of control is defined as (i) a tender offer, merger or other transactions as a result of which any person or group becomes the owner of more than 50% of the Common Stock of the Company or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or sale of substantially all of the Company's assets, (iii) the individuals constituting the Board of Directors or individuals nominated by them cease to constitute a majority of the Board of Directors, or
(iv) the Company's merger or consolidation with any other corporation (other than a wholly-owned subsidiary), if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation).

     6. CONFIDENTIAL AND PROPRIETARY INFORMATION. Employee agrees to keep secret all confidential information, trade secrets or proprietary information acquired by the Employee during his employment concerning the business and affairs of the Company (the "Information") and further agrees for a period of one (1) year after the termination of his employment, for any reason, not to disclose any such Information to any person, firm or corporation other than as directed by the Employer, unless and until such Information becomes known outside of the Company (other that through a violation by the Employee of his obligations hereunder). Employee also agrees, upon the company's request, to execute a confidential nondisclosure agreement if requested.

     7. MISCELLANEOUS PROVISIONS.

        (a) Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the company would be required to perform it if no such succession had taken place. Failure of the company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee is entitled to hereunder if the Employee terminated his employment for good cause.

        (b) Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provide herein, shall be paid in accordance with

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the terms of this Agreement, to the Employee's devisee, legatee or other designee or, if there is not such designee, to the Employee's estate.

        (c) Notices and Communications. All notices and communications hereunder shall be in writing and shall be hand delivered or sent postage prepaid by registered or certified mail, return receipt requested, to the addresses first written or to such other address of which notice shall have been given in the manner herein provided.

        (d) Entire Agreement, Non-Assignment. This Agreement may not be modified, amended, changed or discharged, except by a writing signed by the parties hereto and then only to the extend herein set forth. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and any administrator, executor and successor the Company. This Agreement may not be assigned by either of the parties hereto without prior written consent of the other party.

        (e) Validity; Governing Law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

        (f) Legal Expenses. All legal fees and expenses incurred by the Employee in attempts to receive the benefits granted hereunder or to enforce this Agreement or any of its terms will be paid by the Company providing that Employee's claims are not dismissed in a summary proceeding.

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first written above.

                                            ABC DISPENSING TECHNOLOGIES, INC.

                                            /s/ William Lerner, Secretary
                                            -----------------------------
                                                 (Authorized Officer)


                                            EMPLOYEE:

                                            /s/ Charles M. Stimac, Jr.
                                            --------------------------
                                                CHARLES M. STIMAC, JR

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